UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

Kubota Pharmaceutical Holdings Co., Ltd.

(Exact name of registrant as specified in its charter)

Japan	000-55133	98-1295657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4-20-3 Ebisu, Shibuya-ku

Tokyo, Japan

(Address of principal executive offices, including zip code)

+81 3-5789-5872

(Registrant’s telephone number, including area code)

Acucela Inc.

1301 Second Avenue, Suite 4200

Seattle, Washington 98101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 30, 2016 (Pacific Standard Time), Acucela Inc. (“Acucela US”) completed a corporate reorganization resulting in the change in place of incorporation, pursuant to which Kubota Pharmaceutical Holdings Co., Ltd., a company organized under the laws of Japan (“Kubota Holdings”), became the publicly traded parent company. The change in place of incorporation was effected pursuant to a previously announced Agreement and Plan of Merger, dated as of August 9, 2016, by and among Acucela US, Acucela North America Inc., a Washington corporation and wholly-owned subsidiary of Kubota Holdings (“US Merger Co”), and Kubota Holdings (the “Merger Agreement”). At the effective time of the merger (the “Effective Time”), (1) Acucela US was merged with US Merger Co, with US Merger Co surviving the merger as a wholly-owned subsidiary of Kubota Holdings and being renamed Acucela Inc., and (2) each issued and outstanding share of common stock of Acucela US (“Acucela US Common Stock”) was cancelled and converted into the right to receive one share of Kubota Holdings common stock (“Kubota Holdings Common Stock”). An aggregate of approximately 37.8 million shares of Kubota Holdings Common Stock will be delivered as merger consideration prior to the listing of the Kubota Holdings Common Stock on the Mothers market of the Tokyo Stock Exchange (“TSE”). The Kubota Holdings Common Stock has been approved for such listing under the code “4596” and trading is anticipated to commence on December 6, 2016 (Japan Standard Time).

The distribution of the Kubota Holdings Common Stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-210469) (as amended, the “Registration Statement”) filed by Kubota Holdings, which was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on August 17, 2016. The information set forth under the heading “Approval of the Merger Agreement” in the proxy statement/prospectus dated August 17, 2016 included in the Registration Statement is incorporated herein by reference.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Kubota Holdings is the successor issuer to Acucela US, the Kubota Holdings Common Stock is deemed to be registered under Section 12(g) of the Exchange Act and Kubota Holdings is subject to the informational requirements of the Exchange Act. The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text of Exhibit 2.1 to the Current Report on Form 8-K filed by Acucela US with the SEC on August 10, 2016.

Item 1.01 Entry into a Material Definitive Agreement

The information under the heading “Explanatory Note” above and the headings “Indemnification Agreements” and “Kubota Option Plan” in Item 5.02 below is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information included in Items 5.03 and 8.01 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The information included under the heading “Explanatory Note” above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of November 30, 2016 (Pacific Standard Time), at the Effective Time and pursuant to the terms of the Merger Agreement and Kubota Holdings’ articles, Kubota Holdings’ board of directors consists of five members. The directors are:

•	Ryo Kubota, M.D., Ph.D.

•	Shintaro Asako

•	Shiro Mita, Ph.D.

•	Eisaku Nakamura

•	Robert Takeuchi

As of December 2, 2016 (Japan Standard Time) and pursuant to the terms of the Merger Agreement, the following individuals serve as named executive officers of Kubota Holdings: Dr. Ryo Kubota, President and Chief Executive Officer and John Gebhart, Chief Financial Officer, Treasurer and Secretary. In addition, at the Effective Time, the directors and officers of Acucela US immediately prior to the Effective Time became the directors and officers of US Merger Co and will hold such positions until their death, resignation or removal or until their respective successors are duly elected or appointed.

The composition of the principal committees of the board of directors of Kubota Holdings are as follows:

Audit Committee

•	Shintaro Asako (Chairperson)

•	Robert Takeuchi

•	Shiro Mita

Compensation Committee

•	Robert Takeuchi (Chairperson)

•	Eisaku Nakamura

•	Shintaro Asako

Nominating Committee

•	Ryo Kubota (Chairperson)

•	Shiro Mita

•	Eisaku Nakamura

Indemnification Agreements

On December 2, 2016 (Japan Standard Time), Kubota Holdings approved the entry into liability limitation agreements with its non-employee directors. Pursuant to these liability limitation agreements, non-employee directors will generally not be liable to Kubota Holdings in excess of the minimum liability amount permissible by law, so long as such directors performed their duties without gross negligence or willful misconduct.

The foregoing summary of the liability limitation agreements is qualified in its entirety by reference to the full text of the form of liability limitation agreement, which is filed herewith as Exhibit 10.1.

Executive Employment Agreements

Following the Effective Time, US Merger Co continued to employ the executive officers of Acucela US and assume the obligations under the executives’ existing employment agreements. The transaction is not considered a “change in control” for purposes of any employment agreement with the Acucela US executive officers, and no payments, accelerated vesting or benefit enhancements will be triggered by the transaction under such agreements.

Kubota 2016-2026 Stock Option Plan

As of the Effective Time, the board of directors of Kubota Holdings had adopted, and the sole shareholder of Kubota Holdings had approved, a stock option plan (the “Kubota Option Plan”). The Kubota Option Plan permits grants of stock acquisition rights in accordance with its terms, which will be either granted as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code (the “Code”) or nonstatutory stock options. Holders of stock acquisition rights granted pursuant to the Kubota Option Plan will be entitled to acquire shares of Kubota Holdings Common Stock upon payment of the applicable exercise price and subject to other terms and conditions. The maximum number of shares of Kubota Holdings Common Stock that may be issued upon the exercise of stock acquisition rights is 1,513,313 which includes 499,393 shares of Kubota Holdings Common Stock which may be issued upon the exercise of stock acquisition rights that are designated as ISOs. Any current employee, director or consultant of Kubota Holdings or any of its subsidiaries who is selected by the Kubota Holdings board of directors or its compensation committee will be eligible to be issued stock acquisition rights under the Kubota Option Plan, provided that ISOs may only be granted to current employees.

In the event of stock split, stock consolidation, gratis allotment or other similar changes in the capital structure of Kubota Holdings, the number of shares of Kubota Holdings Common Stock that are subject to the stock acquisition rights will be equitably adjusted using a formula, subject to any required action by Kubota Holdings or applicable law; provided, however, that such adjustment shall only apply to the shares of Kubota Holdings Common Stock that are subject to the stock acquisition rights with respect to which the exercise thereof has not yet become effective at the time of such stock split, stock consolidation, gratis allotment or other similar changes in the capital structure of Kubota Holdings. Any fraction of a share of Kubota Holdings Common Stock resulting from such adjustment shall be rounded down to the nearest whole share of Kubota Holdings Common Stock. In the event of stock split, stock consolidation, gratis allotment or other similar changes in the capital structure of Kubota Holdings, the exercise price will be equitably adjusted using a formula, subject to any required action by Kubota Holdings or applicable law; provided, however, that such adjustment shall only apply to the exercise price of the stock acquisition rights that have not been exercised at the time of such stock split, stock consolidation, gratis allotment or other similar changes in the capital structure of Kubota Holdings.

Stock acquisition rights granted under the Kubota Option Plan will be subject to the terms and conditions established by the Kubota Holdings board of directors or its compensation committee. Under the terms of the Kubota Option Plan, the exercise price of the stock acquisition rights will not be less than the fair market value of Kubota Holdings Common Stock at the time of grant, provided, however, that stock acquisition rights granted to executive officers or employees who own stock representing more than ten percent (10%) of the voting power of all classes of stock of Kubota Holdings or any parent (as defined Section 424(e) of the Code) or subsidiary (as defined Section 424(f) of the Code), the per share exercise price will be no less than one hundred ten percent (110%) of the fair market value of such share on the grant date. Stock acquisition rights granted under the Kubota Option Plan will be subject to such terms, including the exercise price and the conditions and timing of vesting, exercise and expiration, as may be determined by the Kubota Holdings board of directors or its compensation committee. The maximum term of a stock acquisition right granted under the Kubota Option Plan will be ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder). Payment in respect of the exercise of a stock acquisition right will be made in cash.

The Kubota Option Plan will have a term of ten years. The Kubota Holdings board of directors may amend, suspend or terminate the Kubota Option Plan at any time, subject to shareholder approval if necessary to comply with any tax, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Kubota Option Plan is filed herewith as Exhibit 4.1, along with the form of agreement thereunder and the foregoing summary of the Kubota Option Plan is qualified in its entirety by reference to the full text of such exhibit

The information included under the heading “Stock Acquisition Rights and Restricted Stock” in Item 8.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, Kubota Holdings amended its articles of incorporation (the “Japan Articles”) on December 1, 2016 (Japan Standard Time). The summary of the material terms of the Japan Articles are described under Item 8.01 of this Current Report on Form 8-K under the heading “Description of Kubota Holdings’ Share Capital” and is incorporated herein by reference. Such summary of the Japan Articles is qualified in its entirety by reference to Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Description of Kubota Holdings’ Share Capital

Set forth below is a description of Kubota Holdings’ share capital at the Effective Time. Such summary does not purport to be complete and is qualified in its entirety by reference to the Companies Act of Japan (the “Japanese Companies Act”), the complete text of the Japan Articles and the share handling regulations of Kubota Holdings.

General

The authorized stock of Kubota Holdings consists of 151,358,476 shares of common stock, without par value. Pursuant to the Japanese Companies Act, the number of authorized shares of Kubota Holdings Common Stock cannot exceed four times the number of Kubota Holdings’ issued shares of common stock.

As of the Effective Time, all issued shares of Kubota Holdings Common Stock were fully-paid and non-assessable and generally transferable through the book-entry system as described below. The transfer agent for the shares of Kubota Holdings Common Stock is Mitsubishi UFJ Trust and Banking Corporation, located at 4-5, Marunouchi 1-Chome, Chiyoda-Ku, Tokyo 100-8212, Japan. Kubota Holdings’ transfer agent will maintain Kubota Holdings’ register of shareholders.

The central book-entry transfer system for listed shares of Japanese companies established pursuant to the Act Concerning Central Clearing of Bonds, Shares and Other Securities of Japan, including regulations promulgated thereunder, or the Book-Entry Act, will be applied to the shares of Kubota Holdings Common Stock. Under this system, shares of all Japanese companies listed on any Japanese stock exchange are uncertificated and shareholders of listed shares must have accounts at account management institutions to hold their shares unless such shareholders have an account at the Japan Securities Depository Center, Inc. (“JASDEC”), the sole institution designated by the relevant authorities as a Book-Entry Transfer Institution under the Book-Entry Act. Account management institutions are financial instruments business operators (i.e. securities firms), banks, trust companies and certain other financial institutions that meet the requirements prescribed by the Book-Entry Act. Transfer of the shares of Kubota Holdings Common Stock is effected exclusively through entry in the records maintained by JASDEC and the account management institutions, and title to the shares passes to the transferee at the time when the transfer of the shares is recorded in the transferee’s account at an account management institution. The holder of an account at an account management institution is presumed to be the legal holder of the shares recorded in such account.

Under the Japanese Companies Act and the Book-Entry Act, in order to assert rights to which shareholders as of a given record date are entitled (such as the rights to vote at a general meeting of shareholders or receive dividends), a shareholder must have its name and address registered in Kubota Holdings’ register of shareholders, except in limited circumstances. Under the central book-entry transfer system, such registration on the register of shareholders is made upon receipt by Kubota Holdings of the necessary information from JASDEC through an all shareholders notice (soukabunushi tsuchi). For additional information see the section below titled “—Record Date.” On the other hand, in order to assert rights to which shareholders are entitled regardless of record dates, such as minority shareholders’ rights, including the right to propose a matter to be considered at a general meeting of shareholders, but excluding shareholders’ rights to request Kubota Holdings to purchase shares constituting less than a full unit as described in the section below titled “—Unit Share System”, upon a shareholder’s request, JASDEC shall issue to Kubota Holdings a notice of certain information (kobetsukabunushi tsuchi), which information includes the name and address of such shareholder. Under the Book-Entry Act, a shareholder must exercise its shareholder’s right within four weeks after the delivery of such notice.

Non-Japanese resident shareholders are required to appoint a standing proxy in Japan or provide a mailing address in Japan. Each such shareholder must give notice of such standing proxy or mailing address to the relevant account management institution. Such notice will be forwarded to Kubota Holdings through JASDEC. Japanese securities firms and commercial banks customarily act as standing proxies and provide related services for standard fees. Notices from Kubota Holdings to non-Japanese resident shareholders are delivered to such standing proxies or mailing addresses.

Distribution of Surplus

General

Under the Japanese Companies Act, a distribution of cash or other assets by a joint stock corporation to its shareholders, including dividends, takes the form of distribution of Surplus as described in the section below titled “—Restriction on Distribution of Surplus.” Kubota Holdings is permitted to make distributions of Surplus to its shareholders any number of times per fiscal year, subject to certain limitations described in “—Restriction on Distribution of Surplus.” Under the Japanese Companies Act, distributions of Surplus are, in principle, required to be authorized by resolution of a general meeting of shareholders. Distributions of Surplus are, however, permitted pursuant to a resolution of the board of directors if:

(1) the Japan Articles so provide;

(2) Kubota Holdings selects independent auditors and forms an Audit Committee, a Compensation Committee and a Nominating Committee under the Japanese Companies Act;

(3) the normal term of office of directors expires at or before the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within one year after their appointment; and

(4) the corporation’s non-consolidated annual financial statements and certain documents for the latest fiscal year fairly present the corporation’s non-consolidated assets and profit or loss, as required by ordinances of the Ministry of Justice.

Distributions of Surplus may be made in cash or in kind in proportion to the number of shares of common stock held by each shareholder. A resolution adopted at a general meeting of shareholders or the board of directors authorizing a distribution of Surplus must specify the kind and aggregate book value of the assets to be distributed, the manner of allocation of such assets to shareholders, and the effective date of the distribution. Under the Japan Articles, if a distribution of Surplus is to be made in kind, Kubota Holdings may, pursuant to a resolution of the board of directors, grant to its shareholders a right to require Kubota Holdings to make such distribution in cash instead of in kind. If no such right is granted to shareholders, the relevant distribution of Surplus must be approved by special resolution adopted at a general meeting of shareholders as described in the section below titled “—Voting Rights” with respect to a special resolution.

Under the Japan Articles, the record dates for year-end dividends and interim dividends are December 31 and June 30, respectively, in each year. In Japan, the ex-dividend date, or the date from which purchasers of shares through Japanese stock exchanges will not be entitled to the dividends to be paid to registered shareholders as of any record date, and the record date for dividends precede the date of determination of the amount of the dividend to be paid. The ex-dividend date of the shares of common stock is generally the second business day prior to the record date. Under the Japan Articles, Kubota Holdings is not obligated to pay any year-end dividend nor interim dividend which was made in cash that has not been received by a shareholder after the lapse of three years from the commencement date of such distribution.

While Kubota Holdings is not contemplating paying dividends for the foreseeable future, customary dividend payout practices of publicly listed companies in Japan may significantly differ from those that are followed in markets outside Japan. In particular, consistent with the market practice in Japan, Kubota Holdings may regularly announce forecasts or payout ratio targets of annual dividends. However, any such forecasts or targets are not legally binding and actual payment of dividends will require a resolution of the Kubota Holdings board of directors as described above. This actual payment may differ from any previously announced forecasts or payout ratio targets. Resolutions to pay dividends are usually not adopted until after the record date, which is specified as December 31 and June 30 by the Japan Articles and, therefore, Kubota Holdings’ shareholders of record on a record date may not receive the dividends they anticipate.

Restriction on Distribution of Surplus

In making a distribution of Surplus, Kubota Holdings must set aside in its additional paid-in capital and/or legal reserve an amount equal to one-tenth of the amount of Surplus so distributed until the sum of such additional paid-in capital and legal reserve reaches one-quarter of its stated capital.

The amount of Surplus at any given time must be calculated in accordance with the following formula:

A+B+C+D - (E+F+G)

In the above formula:

“A” = the total amount of other capital surplus and other retained earnings, as set forth on Kubota Holdings’ non-consolidated balance sheet as of the end of the last fiscal year.

“B” = if Kubota Holdings has disposed of its treasury stock after the end of the last fiscal year, the amount of the consideration for such treasury stock received by it less the book value thereof.

“C” = if Kubota Holdings has reduced its stated capital after the end of the last fiscal year, the amount of such reduction less the portion thereof that has been transferred to additional paid-in capital or legal reserve, if any.

“D” = if Kubota Holdings has reduced its additional paid-in capital or legal reserve after the end of the last fiscal year, the amount of such reduction less the portion thereof that has been transferred to stated capital, if any.

“E” = if Kubota Holdings has cancelled its treasury stock after the end of the last fiscal year, the book value of such treasury stock.

“F” = if Kubota Holdings has distributed Surplus to its shareholders after the end of the last fiscal year, the total book value of the Surplus so distributed.

“G” = certain other amounts set forth in an ordinance of the Ministry of Justice, including the following:

•	if Kubota Holdings has reduced Surplus and increased its stated capital, additional paid-in capital or legal reserve after the end of the last fiscal year, the amount of such reduction; and

•	if Kubota Holdings has distributed Surplus to shareholders after the end of the last fiscal year, the amount set aside in its additional paid-in capital or legal reserve, if any, as required by ordinances of the Ministry of Justice.

The aggregate book value of Surplus distributed by Kubota Holdings may not exceed a prescribed distributable amount, or the Distributable Amount, as calculated on the effective date of such distribution. The Distributable Amount at any given time shall be the amount of Surplus less the aggregate of (1) the book value of Kubota Holdings’ treasury stock, (2) the amount of consideration for any of Kubota Holdings’ treasury stock disposed of by it after the end of the last fiscal year and (3) certain other amounts set forth in an ordinance of the Ministry of Justice, including all or a certain part of the amount by which one half of Kubota Holdings’ goodwill and deferred assets exceeds, if at all, the total of the stated capital, additional paid-in capital and legal reserve, each such amount as set forth in Kubota Holdings’ non-consolidated balance sheet as of the end of the last fiscal year, as calculated in accordance with ordinances of the Ministry of Justice.

If Kubota Holdings has become, at its option, a company with respect to which its consolidated balance sheet should also be considered in the calculation of the Distributable Amount (renketsu haito kisei tekiyo kaisha), Kubota Holdings shall further deduct from the amount of Surplus the excess amount, if any, of (x) the total amount of the shareholders’ equity appearing on its non-consolidated balance sheet as of the end of the last fiscal year and certain other amounts set forth in an ordinance of the Ministry of Justice over (y) the total amount of the shareholders’ equity and certain other amounts set forth in an ordinance of the Ministry of Justice appearing on its consolidated balance sheet as of the end of the last fiscal year.

If Kubota Holdings has prepared interim financial statements as described below, and if such interim financial statements have been approved by the board of directors or (if so required by the Japanese Companies Act) by a general meeting of shareholders, then the Distributable Amount must be adjusted to take into account the amount of profit or loss, and the amount of consideration for any of Kubota Holdings’ treasury stock disposed of by it, during the period in respect of which such interim financial statements have been prepared. Kubota Holdings may prepare non-consolidated interim financial statements consisting of a balance sheet as of any date subsequent to the end of the last fiscal year and a statement of income for the period from the first day of the subject fiscal year to the date of such balance sheet. Interim financial statements so prepared by Kubota Holdings must be audited by the Audit Committee and the independent auditor and approved by the board of directors and (if so required) at a general meeting of shareholders, as required by the Japanese Companies Act and ordinances of the Ministry of Justice.

Capital and Reserves

Kubota Holdings may generally reduce its additional paid-in capital or legal reserve by resolution of a general meeting of shareholders and, if so decided by the same resolution, may account for the whole or any part of the amount of such reduction as stated capital. On the other hand, Kubota Holdings may generally reduce its stated capital by special resolution of a general meeting of shareholders and, if so decided by the same resolution, may account for the whole or any part of the amount of such reduction as additional paid-in capital. In addition, Kubota Holdings may reduce its Surplus and increase either (1) stated capital or (2) additional paid-in capital and/or legal reserve by the same amount, in either case by resolution of a general meeting of shareholders.

Stock Splits

Under the Japan Articles, Kubota Holdings may at any time split shares of common stock into a greater number of shares of common stock (1) by resolution of the board of directors or (2) by determination of an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors. Under the Japan Articles, when a stock split is to be made, so long as Kubota Holdings’ only class of outstanding stock is the common stock, Kubota Holdings may increase the number of authorized shares by the same ratio as that of such stock split by amending its articles of incorporation, which amendment may be effected, without the approval of shareholders, by resolution of the board of directors or by determination of an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors.

Before a stock split, Kubota Holdings must give public notice of the stock split, specifying the record date therefor, not less than two weeks prior to such record date.

Unit Share System

The Japan Articles provide that 100 shares constitute one unit of shares. Under the unit share system, shareholders have, at general meetings of shareholders, one voting right for each unit of shares held by them, and shares constituting less than a full unit carry no voting rights. The Japan Articles provide that the holders of shares constituting less than a full unit do not have shareholder rights, except for those specified in the Japanese Companies Act or an ordinance of the Ministry of Justice which include rights (1) to receive dividends, (2) to receive cash or other assets in the case of a consolidation or split of shares, share exchange (kabushiki-kokan) or share transfer (kabushiki-iten), or merger or (3) to be allotted rights to subscribe for new shares and stock acquisition rights for free when such rights are granted to shareholders. Any holder of shares constituting less than a full unit may at any time request that Kubota Holdings purchase such shares constituting less than a full unit at their market price in accordance with its share handling regulations, which are filed herewith as Exhibit 3.2. Under the Japan Articles, the board of directors or an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors may reduce the number of shares constituting one unit or cease to use the unit share system by amendments to the articles of incorporation without shareholders’ approval even though amendments to the articles of incorporation generally require a special resolution adopted at the general meeting of shareholders.

Under the book-entry transfer system described above in the section titled “—General,” shares constituting less than a full unit are transferable. Under the rules of the Japanese stock exchanges, however, shares constituting less than a full unit do not comprise a trading unit, except in limited circumstances, and accordingly may not be sold on the Japanese stock exchanges.

Voting Rights

Shareholders of Kubota Holdings Common Stock have one vote for each unit of shares held by them.

Except as otherwise provided by law or in the Japan Articles, a majority of the votes held by the shareholders present at a general meeting of shareholders is necessary to adopt a resolution at the meeting. The Japan Articles provide that the quorum for appointment of directors is holders of common stock representing one third of the total number of shares entitled to vote. Shareholders of Kubota Holdings are not entitled to cumulative voting in the appointment of directors. A shareholder may exercise voting rights in writing or through a proxy, provided that the appointed proxy holder must be a holder of the shares of Kubota Holdings Common Stock having voting rights at such meeting. Generally, a shareholder may also exercise voting rights by electronic means pursuant to the method designated by Kubota Holdings.

The Japanese Companies Act provides that certain important matters shall be approved by special resolution of a general meeting of shareholders. Under the Japan Articles, the quorum for a special resolution is holders of common stock representing one third of the total number of shares entitled to vote, and the approval of not less than two thirds of the votes held by the shareholders present at the meeting is required for adopting a special resolution. Such matters requiring a special resolution include:

•	any amendment to the Japan Articles (except for such amendments that may be made without the approval of shareholders under the Japanese Companies Act, such as (1) an increase of the number of authorized shares by the same ratio as that of a stock split, (2) a reduction of the number of shares constituting one unit of shares and (3) termination of the unit share system);

•	Kubota Holdings’ dissolution, merger or consolidation requiring shareholders’ approval;

•	establishment of a parent and wholly-owned subsidiary relationship by way of a share transfer (kabushiki-iten) or share exchange (kabushiki-kokan) requiring shareholders’ approval;

•	transfer of the whole or a substantial part of Kubota Holdings’ business;

•	taking over of the whole of the business of another company requiring shareholders’ approval;

•	transfer of the whole or a part of Kubota Holdings’ equity interests in any of its subsidiaries requiring shareholders’ approval;

•	Kubota Holdings’ company split (kaisha bunkatsu) requiring shareholders’ approval;

•	consolidation of shares of common stock;

•	acquisition of shares of common stock from a specific shareholder other than Kubota Holdings’ subsidiary;

•	distribution of Surplus in kind (except when shareholders are granted the right to require that such distribution be made in cash instead of in kind);

•	issuance of new shares or sale of existing shares held by Kubota Holdings as treasury stock to persons other than all the shareholders at a significantly preferable price; and

•	issuance of stock acquisition rights (including those incorporated in bonds with stock acquisition rights) to persons other than the shareholders under significantly preferable terms.

Liquidation Rights

In the event of Kubota Holdings’ liquidation, the assets remaining after payment of all debts, liquidation expenses, and taxes will be distributed among holders of shares of common stock in proportion to the respective numbers of shares held by them.

Issue of Additional Shares and Preemptive Rights

Under the Japan Articles, holders of common stock have no preemptive rights, and authorized but unissued shares of common stock may be issued at such times and upon such terms as the board of directors or an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors determines subject to the limitations as to the issuance of new shares of common stock at a “significantly preferable” price described in the section above titled “—Voting Rights.” The board of directors or such executive officer may, however, determine that shareholders shall be given subscription rights regarding a particular issue of new shares, in which case such rights must be given on uniform terms to all shareholders as of a record date not less than two weeks’ prior to which public notice must be given. Each of the shareholders to whom such rights are given must also be given at least two weeks’ prior notice of the date on which such rights expire.

Stock Acquisition Rights and Restricted Stock

Kubota Holdings may issue stock acquisition rights in the future. Kubota Holdings has adopted the Kubota Option Plan, as described in Item 5.02 above under the heading “Kubota Option Plan.” Holders of stock acquisition rights are entitled to acquire shares from Kubota Holdings upon payment of the applicable exercise price and subject to other terms and conditions. Kubota Holdings may also issue bonds with stock acquisition rights (shinkabu yoyakuken-tsuki shasai). Under the Japan Articles, the issuance of stock acquisition rights and bonds with stock acquisition rights may be authorized by the board of directors or by an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors, unless it is made under “significantly preferable” terms, as described in the section above titled “—Voting Rights.”

At the Effective Time, Acucela US terminated each stock-based compensation plan and agreement of Acucela US.

At the Effective Time, all unexpired, unexercised and outstanding options to purchase shares of Acucela US Common Stock were cancelled, and in exchange therefor, Kubota Holdings issued stock acquisition rights to purchase shares of Kubota Holdings Common Stock. Each such stock acquisition right to purchase shares of Kubota Holdings Common Stock (1) is exercisable for the same number of shares of Kubota Holdings Common Stock as such cancelled Acucela US stock option, (2) has the same exercise price as such cancelled Acucela US stock option, (3) is subject to the same vesting schedule, (4) has the same material terms as such cancelled Acucela US stock option (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative as a result of the transaction), and (5) does not provide such cancelled Acucela US stock option holder with any additional benefits not provided under such cancelled Acucela US stock option. The substitution of each such Acucela US stock option was completed in a manner that complied with Internal Revenue Code sections 409A and 424(a) so as to avoid imposition of additional taxes to the extent applicable. In addition, the stock acquisition rights issued by Kubota Holdings are governed by the Japanese Companies Act. The foregoing summary of the substitute awards for unexpired, unexercised and outstanding options to purchase shares of Acucela US Common Stock is qualified in its entirety by reference to the full text of the form of stock option substitution agreement, which is filed herewith as Exhibit 4.2.

At the Effective Time and pursuant to the terms of the Merger Agreement, all outstanding restricted stock units to acquire shares of Acucela US Common Stock were cancelled, and in exchange therefor, Kubota Holdings issued stock acquisition rights to purchase shares of Kubota Holdings Common Stock. Each such stock acquisition right (1) is exercisable for one share of Kubota Holdings Common Stock, (2) has an exercise price of one (1) yen per share, (3) is subject to the same vesting schedule as such cancelled restricted stock units, and (4) has material terms that are substantially similar to such cancelled Acucela US restricted stock units (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative as a result of the transaction). The substitution of each such Acucela US restricted stock unit was completed in a manner that complied with Internal Revenue Code section 409A so as to avoid imposition of additional taxes to the extent applicable. The foregoing summary of the substitute awards for outstanding restricted stock units to acquire shares of Acucela US Common Stock is qualified in its entirety by reference to the full text of the form of restricted stock unit substitution agreement, which is filed herewith as Exhibit 4.3.

At the Effective Time and pursuant to the terms of the Merger Agreement, similar to the other outstanding shares of Acucela US Common Stock, all outstanding shares of restricted stock granted by Acucela US were cancelled, and in exchange therefor, shares of Kubota Holdings Common Stock were distributed to the holders of such cancelled Acucela US restricted stock. Each such share of Kubota Holdings Common Stock is subject to restrictions that are substantially similar in all material respects to such Acucela US restricted stock (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative as a result of the transaction). The foregoing summary of the shares of Kubota Holdings Common Stock issued in exchange for outstanding shares of restricted stock granted by Acucela US is qualified in its entirety by reference to the full text of the form of restricted stock substitution agreement, which is filed herewith as Exhibit 4.4.

Record Date

Under the Japan Articles, the last day of February is the record date for the determination of shareholders entitled to vote at the ordinary general meeting of shareholders. December 31 and June 30 are the record dates for the payment of year-end dividends and interim dividends, respectively. In addition, under the Japan Articles, by resolution of the board of directors or, by determination of an executive director to whom the authority to make such determination has been delegated by resolution of the board of directors, and after giving at least two weeks’ prior public notice, Kubota Holdings may at any time set a record date in order to determine the shareholders who are entitled to certain rights pertaining to Kubota Holdings’ stock. Under the Book-Entry Act, JASDEC is required to give Kubota Holdings notice of the names and addresses of its shareholders, the numbers of shares held by them and other relevant information as of such record date.

Acquisition of Common Stock

Under the Japan Articles, Kubota Holdings may acquire shares of its common stock:

•	by way of purchase on any Japanese stock exchange on which the shares of its common stock are listed or by way of tender offer (in either case pursuant to a resolution adopted by the board of directors);

•	from a specific shareholder other than any of Kubota Holdings’ subsidiaries (pursuant to a special resolution adopted at a general meeting of shareholders); or

•	from any of Kubota Holdings’ subsidiaries (pursuant to a resolution adopted by the board of directors or a determination by an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors).

If Kubota Holdings acquires shares from a specific party other than any of its subsidiaries as specified above at a price higher than the greater of (1)(a) the closing price of shares of its common stock at the market trading such shares on the day immediately preceding the day on which such resolution is made or (b) if no sale takes place at such market on that day, the price at which the sale of such shares is executed on such market immediately thereafter and (2) in the event that such shares are subject to a tender offer, the price set in the contract regarding such tender offer on such date, any shareholder may request that Kubota Holdings include him or her as the seller of his or her shares in the proposed acquisition. Any such acquisition of shares must satisfy certain requirements, such as that Kubota Holdings may only acquire its own shares in an aggregate amount up to the Distributable Amount. For additional information, see the section above titled “—Distribution of Surplus.”

Under the Japan Articles, Kubota Holdings may hold the shares of its common stock acquired and may generally dispose of or cancel such shares by resolution of the board of directors or by determination of an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors.

Disposal of Shares of Common Stock Held by Shareholders Whose Location is Unknown

Kubota Holdings is not required to continue to send notices to a shareholder if notices sent by Kubota Holdings to such shareholder fail to arrive for five consecutive years or more at such shareholder’s address registered in Kubota Holdings’ register of shareholders or otherwise notified to Kubota Holdings.

In the above case, if the relevant shareholder also fails to receive dividends on the shares continuously for five years or more at such shareholder’s address registered in Kubota Holdings’ register of shareholders or otherwise notified to Kubota Holdings, then Kubota Holdings may in general dispose of such shares at their then market price and hold or deposit the proceeds of such disposition on behalf of the relevant shareholder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation of Kubota Pharmaceutical Holdings Co., Ltd.

3.2	Share Handling Regulations of Kubota Pharmaceutical Holdings Co., Ltd.

4.1	Kubota Pharmaceutical Holdings Co., Ltd. Stock Option Plan and form of agreement thereunder.

4.2	Form of Stock Option Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

4.3	Form of Restricted Stock Unit Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

4.4	Form of Restricted Stock Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

10.1	Form of Liability Limitation Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.

Date: December 2, 2016

By:	/s/ John E. Gebhart
John E. Gebhart
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation of Kubota Pharmaceutical Holdings Co., Ltd.

3.2	Share Handling Regulations of Kubota Pharmaceutical Holdings Co., Ltd.

4.1	Kubota Pharmaceutical Holdings Co., Ltd. Stock Option Plan and form of agreement thereunder.

4.2	Form of Stock Option Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

4.3	Form of Restricted Stock Unit Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

4.4	Form of Restricted Stock Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

10.1	Form of Liability Limitation Agreement